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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
    ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP) U.S. Total Bond Index Master Portfolio (MIP_AGG)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

   Date of                    02-16-2016
   Offering Commencement:

   Security Type:             BND/CORP

   Issuer                     Bank of New York Mellon Corp (2021)

   Selling Underwriter        J.P. Morgan Securities LLC,

   Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                              [_] Other:

   List of Underwriter(s)     Citigroup Global Markets Inc., Goldman,
                              Sachs & Co., J.P. Morgan Securities LLC, Wells
                              Fargo Securities, LLC, BNY Mellon Capital
                              Markets, LLC, HSBC Securities (USA) Inc.,
                              Jefferies LLC, PNC Capital Markets LLC,
                              Santander Investment Securities Inc., U.S.
                              Bancorp Investments, Inc., Drexel Hamilton,
                              LLC, Lebenthal & Co. LLC

TRANSACTION DETAILS

Date of Purchase           02-16-2016

Purchase Price/Share
(PER SHARE / % OF PAR)     $99.901  Total Commission, Spread or Profit   0.150%

 1.  Aggregate Principal Amount Purchased (a+b)                  $   37,400,000

      a.  US Registered Funds
          (Appendix attached with individual Fund/Client
          purchase)                                              $    8,000,000

      b.  Other BlackRock Clients                                $   29,400,000

 2.  Aggregate Principal Amount of Offering                      $1,000,000,000
 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                                 0.03740

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering..... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering......... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering........... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering...... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:               Dipankar Banerjee               Date:   02-18-2016
                            --------------------------------       ------------
                            Global Syndicate Team Member

Approved by:                Steven Delaura                  Date:   02-18-2016
                            --------------------------------       ------------
                            Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                     DEFINITION
Fund Ratio                               Number appearing at the bottom of
                                         page 1 of 2 of the Rule 10f-3 Report
                                         form. It is the sum of the Funds'
                                         participation in the offering by the
                                         Funds and other accounts managed by
                                         BlackRock divided by the total amount
                                         of the offering.

Eligible Foreign Offering                The securities are sold in a public
                                         offering conducted under the laws of
                                         a country other than the United
                                         States and

                                         (a) the offering is subject to
                                             regulation in such country by a
                                             "foreign financial regulatory
                                             authority," as defined in Section
                                             2(a)(50) of the Investment
                                             Company Act of 1940;

                                         (b) the securities were offered at a
                                             fixed price to all purchasers in
                                             the offering (except for any
                                             rights to purchase securities
                                             that are required by law to be
                                             granted to existing security
                                             holders of the issuer);

                                         (c) financial statements, prepared
                                             and audited as required or
                                             permitted by the appropriate
                                             foreign financial regulatory
                                             authority in such country, for
                                             the two years prior to the
                                             offering, were made available to
                                             the public and prospective
                                             purchasers in connection with the
                                             offering; and

                                         (d) if the issuer is a "domestic
                                             issuer," i.e., other than a
                                             foreign government, a national of
                                             any foreign country, or a
                                             corporation or other organization
                                             incorporated or organized under
                                             the laws of any foreign country,
                                             it (1) has a class of securities
                                             registered pursuant to section
                                             12(b) or 12(g) of the Securities
                                             Exchange Act of 1934 or is
                                             required to file reports pursuant
                                             to section 15(d) of that act, and
                                             (2) has filed all the material
                                             required to be filed pursuant to
                                             section 13(a) or 15(d) of that
                                             act for a period of at least 12
                                             months immediately preceding the
                                             sale of securities (or for such
                                             shorter period that the issuer
                                             was required to file such
                                             material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


 TERM                                    DEFINITION
 Eligible Municipal Securities           The securities:

                                         (a) are direct obligations of, or
                                             obligations guaranteed as to
                                             principal or interest by, a State
                                             or any political subdivision
                                             thereof, or any agency or
                                             instrumentality of a State or any
                                             political subdivision thereof, or
                                             any municipal corporate
                                             instrumentality of one or more
                                             States, or any security which is
                                             an industrial development bond
                                             (as defined in section 103(c)(2)
                                             of Title 26) the interest on
                                             which is excludable from gross
                                             income under certain provisions
                                             of the Internal Revenue Code;

                                         (b) are sufficiently liquid that they
                                             can be sold at or near their
                                             carrying value within a
                                             reasonably short period of time;
                                             and

                                         (c) either

                                             (1) are subject to no greater
                                                 than moderate credit risk; or

                                             (2) if the issuer of the
                                                 municipal securities, or the
                                                 entity supplying the revenues
                                                 or other payments from which
                                                 the issue is to be paid, has
                                                 been in continuous operation
                                                 for less than three years,
                                                 including the operation of
                                                 any predecessors, the
                                                 securities are subject to a
                                                 minimal or low amount of
                                                 credit risk.

                                         Also, purchases of municipal
                                         securities may not be designated as
                                         group sales or otherwise allocated to
                                         the account of any prohibited seller
                                         (i.e., an affiliated underwriter).

 Eligible Rule 144A Offering             The securities are sold in an
                                         offering where

                                         (a) the securities are offered or
                                             sold in transactions exempt from
                                             registration under Section 4(2)
                                             of the Securities Act of 1933,
                                             Rule 144A thereunder, or Rules
                                             501-508 thereunder;

                                         (b) the securities were sold to
                                             persons that the seller and any
                                             person acting on behalf of the
                                             seller reasonably believe to
                                             include qualified institutional
                                             buyers, as defined in Rule 144A
                                             ("QIBs"); and

                                         (c) the seller and any person acting
                                             on behalf of the seller
                                             reasonably believe that the
                                             securities are eligible for
                                             resale to other QIBs pursuant to
                                             Rule 144A.

 Government Securities Offering          The security is issued or guaranteed
                                         as to principal or interest by the
                                         United States, or by a person
                                         controlled or supervised by and
                                         acting as an instrumentality of the
                                         Government of the United States
                                         pursuant to authority granted by the
                                         Congress of the United States; or any
                                         certificate of deposit for any of the
                                         foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                     DEFINITION
U.S. Registered Public Offering.         The securities offered are registered
                                         under the Securities Act of 1933 that
                                         are being offered to the public.